UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 3, 2009

CDSS Wind Down Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue
Suite 1500
Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)  Resignation of independent registered public accounting firm:

(1) Effective June 1, 2009, KBA Group LLP. joined BKD, LLP. As a result, On June 3, 2009, KBA Group LLP resigned as CDSS Wind Down Inc's (The Registrant) independent registered public accounting firm.

(2) The reports issued by KBA Group LLP on the financial statements for the past two fiscal years ended December 31, 2008 and 2007 of the Registrant did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report issued by KBA Group LLP on the financial statements for the most recent fiscal year of the Registrant was modified to include an explanatory paragraph describing that the Registrant reports on the liquidation basis of accounting.

(3) In connection with its audits for the two most recent fiscal years ended December 31, 2008 and 2007 and through June 3, 2009, there were no disagreements with KBA Group LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBA Group LLP, would have caused KBA Group LLP to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years; and (b) except as set forth below, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

As discussed in Part, Item 4(T) of the Registrant’s Quarter Report on Form 10-Q for the quarter ended March 31, 2009 and Part II, Item 9A(T) of the Registrant’s Annual Report on Form 10K for the years ended December 31, 2008 and 2007, certain internal control deficiencies were identified as a result of material weaknesses in the Registrant’s internal controls over its documentation and a lack of segregation of duties due to its limited size while it is in the wind down of its business. The material weakness identified did not result in the restatement of any previously reported financial statements or any other related financial disclosure, nor does management believe that it had any effect on the accuracy of the Company’s financial statements for the reporting periods. The Registrant has authorized KBA Group LLP to respond fully to the inquiries of its successor independent registered public accounting firm concerning theses material weaknesses.

(4)  The Company provided KBA Group LLP with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that KBA Group LLP furnish it with a letter addressed to the SEC stating its agreement with the statements concerning KBA Group LLP in this Current Report on Form 8-K.  A copy of the letter, dated June 3, 2009, is filed as Exhibit 16.1 hereto.

(5)  The Registrant’s audit committee has been notified of the resignation and the reasons for the resignation of KBA Group LLP as the Registrant’s certifying accountant.

(b)  The Registrant has not yet engaged a new independent registered public accounting firm.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.1   Letter on change in certifying accountant from KBA Group LLP dated June 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDSS Wind Down Inc.,
a Delaware corporation
Dated: June 9, 2009	By:	/s/ Steven B. Solomon
Steven B. Solomon
CHIEF EXECUTIVE OFFICER

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter on change in certifying accountant from KBA Group LLP dated June 3, 2009.